Exhibit 10.1
FORM OF SUBSCRIPTION AGREEMENT

Note: pursuant to Instruction 2 to Item 601 of Regulation S-K, the registrant is filing only the form of subscription agreement. The following schedule sets forth the material details in which the actual subscription agreements differ from the following form.

Name of Purchaser	Number of Shares	Number of Shares Underlying Warrant	Aggregate Consideration
The Whittemore Collection, Ltd.	2,469,136	246,914	$2,000,000.16

George Landegger	1,234,568	123,457	$1,000,000.08

SECURITIES PURCHASED PURSUANT TO THE SUBSCRIPTION AGREEMENT SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS (THE “STATE SECURITIES ACTS,” AND COLLECTIVELY WITH THE SECURITIES ACT, THE “ACTS”), AND CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES ARE REGISTERED UNDER SUCH ACTS OR UNLESS, IN THE OPINION OF LEGAL COUNSEL, AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. BECAUSE THE SECURITIES ARE NOT REGISTERED UNDER THE ACTS, SUBSCRIBERS MUST BEAR THE ECONOMIC RISK OF INVESTMENT IN SUCH SECURITIES FOR AN INDEFINITE PERIOD OF TIME. CERTIFICATES REPRESENTING SUCH SECURITIES WILL BEAR A LEGEND BRIEFLY DESCRIBING THE RESTRICTIONS WITH RESPECT TO THE TRANSFER THEREOF AND A STOP TRANSFER ORDER WITH RESPECT TO SUCH SECURITIES WILL BE PLACED WITH THE COMPANY’S TRANSFER AGENT (OR NOTED IN THE COMPANY’S RECORDS) BEFORE CERTIFICATES REPRESENTING ANY SECURITIES SUBSCRIBED FOR WILL BE ISSUED.

PRIVATE SALE OF COMMON STOCK AND STOCK WARRANT
SUBSCRIPTION AGREEMENT

To Guided Therapeutics, Inc., a corporation organized and incorporated under the laws of the State of Delaware (the “Company”):

The undersigned (“Purchaser”) hereby irrevocably and unconditionally subscribes for ______________ shares (the “Subscription Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), for a per share consideration of Eighty-One Cents ($0.81), and an aggregate consideration of ________________ (the “Aggregate Consideration”), to be issued at the closing of the offering (the “Offering”) described in the term sheet attached hereto as Exhibit A (the “Term Sheet”). The closing of the Offering (the “Closing”) shall occur on a Business Day selected by the Company, no later than five (5) Business Days succeeding the Acceptance Date (as defined in Section 4 below). As used herein, “Business Day” has the meaning ascribed to same in the form of Warrant referenced below.

In addition, as described in the Term Sheet, the Company shall issue Purchaser a warrant (the “Warrant”), in the form previously provided to Purchaser by the Company, to purchase ________________ shares of Common Stock at an exercise price per share equal to $1.01 (the “Exercise Price”).

Information concerning Purchaser is set forth immediately below:

Purchaser Name:
Address:

E-mail:
Phone:
Fax:

1.           Purchaser hereby represents, warrants, acknowledges and agrees as follows, as of the date hereof and as of the Closing:

(a)           Purchaser confirms that the Subscription Shares and the Warrant to be received by it will be acquired for investment for Purchaser’s own account, not as a nominee or agent for any other person, and not with a view to the resale or distribution of any part thereof within the meaning of the Securities Act, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, Purchaser also represents that it has not been formed for the specific purpose of acquiring the Stock and the Warrant to be acquired hereby. By executing this Subscription Agreement, Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Subscription Shares or the Warrant.

(b)           Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D, promulgated under the Securities Act and as presently in effect.

(c)           At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Subscription Shares or the Warrant.

(d)           Purchaser has had the opportunity to review this Subscription Agreement, the Term Sheet, the form of the Warrant, certain financial statements of the Company, filings by the Company with the Securities and Exchange Commission (the “SEC”) (including the Company’s annual report on Form 10-K for the year ended December 31, 2009 and subsequent periodic reports), and all documents and information that the undersigned has reasonably requested concerning its investment and the Company. Purchaser has had the opportunity to ask questions of the Company’s management regarding the Company’s business, management and financial affairs, and the terms of the Offering, which questions were answered to Purchaser’s satisfaction.

(e)           Purchaser acknowledges that the purchase of the Subscription Shares and the Warrant involves substantial risk and that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Common Stock and the Warrant.

(f)           Purchaser acknowledges that it has, independently and without reliance upon the Company or any other person, and based on such information as Purchaser has deemed appropriate, made its own investment analysis and decision to enter into this Subscription Agreement.

(g)           Purchaser understands that the Subscription Shares and the Warrant acquired hereby, and shares of Common Stock acquired upon exercise of the Warrant, will be characterized as “restricted securities” under the Securities Act and that, as such, may be resold without registration under the Securities Act only pursuant to, in the opinion of counsel, an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Purchaser also understands that there is no assurance that any exemption from the registration requirements of the Securities Act will be available with respect to any transfer of any such securities by Purchaser and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of such securities under the circumstances, in the amounts or at the times the undersigned might propose.

(h)           Purchaser understands that the Company will be relying on the representations made in this Section 1. In connection with the Closing, Purchaser agrees to execute and deliver such additional documents as the Company may reasonably request.

2.           By accepting this Subscription Agreement and the subscription made hereunder, the Company agrees as follows:

(a)           The Company shall make such filings, notices or registrations as are required under Regulation D of the Securities Act and applicable state securities laws, within the time periods set forth in the Securities Act and those laws, and shall, upon request, provide copies thereof promptly to Purchaser.

(b)           Neither the Company nor anyone acting on its behalf shall offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a manner that would cause the offer and sale of the Subscription Shares and the Warrant to Purchaser to fail to be entitled to the exemption afforded by Rule 506 of Regulation D, or under Section 4(2) of the Securities Act.

(c)           The proceeds to the Company from the issuance and sale of the Subscription Shares and the exercise of the Warrant shall be used for the following purposes:

(i)	to seek FDA approval of the Company’s cervical cancer detection device;

(ii)	to prepare for manufacturing and initial launch of the Company’s cervical cancer detection device;

(iii)	to enhance the Company’s intellectual property portfolio; and

(iv)	other related corporate purposes as may be authorized by the Company’s Board of Directors from time to time, and general working capital uses.

(d)           The Company shall continue to reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit exercise of the Warrant.

(e)           With a view to making available to Purchaser the benefits of certain rules and regulations of the SEC that may permit the sale of the Subscription Shares, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(i)	make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the Closing;

(ii)	file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(iii)
for no less than one year following the Closing, not terminate the Company’s status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations promulgated thereunder would permit such termination (provided, however, that the foregoing shall terminate and be of no further force and effect in the event of the acquisition of the Company or substantially all of its assets); and

(iv)
so long as Purchaser owns any such securities, furnish to Purchaser promptly upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

(f)           The Company shall indemnify and hold harmless Purchaser and its affiliates, officers, directors, partners, members and employees, as applicable (each, an “Indemnified Party”), from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in permitted settlements, court costs and reasonable attorneys’ fees of one counsel and reasonable costs of investigation that any such Indemnified Party actually suffers or incurs as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Subscription Agreement or the Company’s Certificate provided for in Section 3(a) below, or (ii) any action instituted against an Indemnified Party in any capacity, by any stockholder of the Company who is not an Indemnified Party or an affiliate of an Indemnified Party, with respect to any of the transactions contemplated by this Subscription Agreement. Notwithstanding the foregoing, the Company shall not be liable to any Indemnified Party under this Subscription Agreement to the extent that a loss, claim, damage or liability is attributable to Purchaser’s breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Subscription Agreement, and in no event shall the Company be required to indemnify and hold harmless any Indemnified Parties for any losses pursuant to this Section 2(f) in a cumulative aggregate amount exceeding the Aggregate Consideration unless it is determined by a court of competent jurisdiction that such losses resulted from the fraud or bad faith of the Company.

3.           Purchaser’s obligations hereunder are subject to the following conditions:

(a)           The Company shall have delivered to Purchaser a duly executed certificate, in substantially the form set forth as Exhibit B (the “Company’s Certificate”), and the representations and warranties set forth on the Company’s Certificate shall be true and correct as of the Closing.

(b)           All covenants contained in this Subscription Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

(c)           Against payment therefor by Purchaser, the Company shall have delivered the Subscription Shares and the Warrant.

4.           Purchaser’s obligations hereunder to acquire the Subscription Shares and the Warrant shall expire on September 15, 2010, unless this Subscription Agreement is accepted by the Company prior to that time. The date on which the Company accepts this Subscription Agreement, and the subscription made hereunder, as evidenced by the Company’s signature below, is herein referred to as the “Acceptance Date.”

5.           Purchaser understands and acknowledges that the subscription provided for herein is contingent upon the acceptance of this Subscription Agreement by the Company and the Closing in all material respects in accordance with the Term Sheet. Each party hereto shall use its best efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.

6.           This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

7.           This Subscription Agreement shall be binding upon the parties and their permitted successors and assigns and may be amended or terminated only by a writing signed by the parties hereto.

8.           Subject to the applicable statute of limitations, the representations, warranties and covenants contained herein and in the Company’s Certificate shall survive the Closing and the delivery of the Subscription Shares.

9.           Neither party may assign any of its rights or delegate any of its obligations under this Subscription Agreement without the prior written consent of the other party hereto and any such purported assignment shall be null and void ab initio. Nothing in this Subscription Agreement will be construed to give any third party any legal or equitable right, remedy or claim under or with respect to this Subscription Agreement, except such rights as shall inure to a permitted assignee pursuant to this Section 9.

10.           This Subscription Agreement may be signed in any number of counterparts, all of which shall be considered to be one and the same agreement.

[signature page follows]

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Exhibit 10.1

Executed this _____ day of ______________, 2010.

Yours very truly,

[PURCHASER]

By:
Name:
Title:

ACCEPTED:

GUIDED THERAPEUTICS, INC.

By:
Name: Mark L. Faupel
Title: Chief Executive Officer

DATE: _______________, 2010

[ signature apge to subscrition agreement ]

Exhibit 10.1

Exhibit A

Confidential Term Sheet for Private Sale of Common Stock

AUGUST, 2010

MEMORANDUM OF TERMS

COMMON STOCK PRIVATE PLACEMENT

IN THE AGGREGATE AMOUNT OF UP TO $5,000,000

MINIMUM OF $3,000,000 IN AGGREGATE PRINCIPAL AMOUNT

OF NEW CASH INVESTMENT.

Issuer	Guided Therapeutics, Inc., a Delaware corporation (the “Company”)

Amount	Up to $5,000,000 in common stock

Investor Qualification	The private placement will be open to “accredited investors” only, as defined pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Purchase Price; Minimum Investment	$0.81 per share of common stock. The minimum investment per investor is $50,000.

Warrants
For each share of common stock issued, investor will receive warrants exercisable for the purchase of one-tenth (1/10th) of one share of common stock at an exercise price equal to $1.01 per share. Such warrants will have an exercise period of five (5) years from date of issuance.

Closing Date
The closing will occur within five (5) business days following the acceptance by the Company of subscriptions of qualified investors for a minimum purchase price of $3,000,000, and is expected to occur on or about September 1, 2010.

Use of Proceeds
The proceeds will be used for the following purposes:

(i) to seek FDA approval of the Company’s cervical cancer detection device;

(ii) to prepare for manufacturing and initial launch of the Company’s cervical cancer detection device;

(iii) to enhance the Company’s intellectual property portfolio; and

(iv) other related corporate purposes as may be authorized by the Board of Directors from time to time, and general working capital uses.

Further, although no definitive assurances can be given in this regard, it is anticipated that these funds may qualify as “matching funds” for potential additional funding in an amount to be determined by the National Institute of Health (“NIH”), meeting objectives articulated in the Company’s application to NIH.

Non-registration of securities
The common stock issued will not be registered under the Securities Act, and therefore resales by investors will be subject to the limitations on disposition provided for in Rule 144 as promulgated by the Securities and Exchange Commission.

Announcement	Any public disclosure of this transaction must be approved in advance in writing by the Company.

Confidentiality
This term sheet is being made available to potential investors on a confidential basis. Neither this term sheet nor its contents are to be divulged to other parties, except to a potential investor’s counsel or financial advisor, without the express written consent of the Company.

Definitive Documentation	The offering will be effected through the execution and delivery by each investor of a subscription agreement in a form to be provided by the Company.

Non-Binding Term Sheet	This term sheet is non-binding on any party and subject to final approval from the Company.

THE COMMON SHARES AND WARRANTS OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. NO INVESTMENT UNDER THE TERMS DESCRIBED HEREIN SHOULD BE MADE BY ANY PERSON NOT FINANCIALLY ABLE TO LOSE THE ENTIRE AMOUNT OF HIS OR HER INVESTMENT.

THE COMMON SHARES AND WARRANTS OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH OR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE ACCURACY OF ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Exhibit 10.1

Exhibit B

FORM OF COMPANY’S CERTIFICATE

Reference is made to the Subscription Agreement of ______________ (“Purchaser”), dated ___________, 2010 and accepted by Guided Therapeutics, Inc. (the “Company”) on ____________, 2010. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.

As of _____________, the Company represents and warrants to Purchaser as follows:

1.           Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is not presently qualified to do business as a foreign corporation in any jurisdiction other than Georgia.

2.           Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver the Subscription Agreement, the Warrant and this Certificate (collectively, the “Transaction Documents”), to sell and issue the Subscription Shares and the Warrant, and to carry out and perform its obligations under the terms of the Transaction Documents.

3.           Authorization. All corporate action on the part of each of the Company and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Transaction Documents, the issuance of the Subscription Shares, the issuance of the Warrant and the performance of all of the Company’s obligations under the Transaction Documents, have been taken prior to the Closing. Each of the Transaction Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.           Subsidiaries. The Company has no subsidiaries or affiliated companies except InterScan, Inc., a Delaware corporation (“InterScan”) and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity. InterScan is a corporation duly organized and existing under the laws of Delaware and is not qualified to do business as a foreign corporation in any other jurisdiction. All issued and outstanding shares of capital stock of InterScan are owned of record and beneficially by the Company.

5.           Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of June 30, 2010, there were 41,862,381 shares of Common Stock issued and outstanding and no other shares of capital stock issued and outstanding. As of June 30, 2010, there were options outstanding issued by the Company to purchase an aggregate of 5,941,743 shares of Common Stock and warrants (the “Existing Warrants”) outstanding issued by the Company to purchase an aggregate of 29,345,175 shares of Common Stock. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and were issued in material compliance with applicable federal and state securities laws, including exemptions therefrom, and none of such issuances were made in violation of any pre-emptive or other rights. The Company has reserved 8,255,219 shares of the Common Stock for issuance pursuant to its stock option plans, 29,345,175 shares of the Common Stock for issuance upon exercise of the Existing Warrants, 834,841 shares of the Common Stock for issuance upon exercise of warrants to be issued pursuant to pre-existing obligations of the Company, and 399,265 shares of the Common Stock for issuance pursuant to pre-existing obligations of the Company. Except as set forth above, there are no options, warrants or other rights (including conversion or pre-emptive rights) or agreements outstanding to purchase any of the Company’s authorized and unissued capital stock. Since June 30, 2010, the Company has not issued or committed to issue any shares of Common Stock or any other securities of the Company (whether or not presently convertible into, or exercisable or exchangeable for shares of, capital stock of the Company).

6.           Reports. Each of (a) the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, (b) the Company’s annual report on Form 10-K for the year ended December 31, 2009, and (c) any current reports on Form 8-K filed with the SEC by the Company since January 1, 2010 (as such documents have since the time of their filing been amended or supplemented, the “SEC Reports”) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, at the time of filing (or the time of subsequent amendment or supplement, in the case of any SEC Reports that have been subsequently amended or supplemented).

7.           Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than any filings, notices or registrations under Regulation D of the Securities Act and applicable state securities laws.

8.           Securities Laws. Assuming the accuracy of the representations and warranties made by the Purchaser in the Subscription Agreement, the offer, sale and issuance of the Subscription Shares, and the offer, sale and issuance of the Warrant are exempt from registration under the Securities Act and from registration and qualification under applicable state securities laws. Neither the Company nor anyone acting on its behalf has, directly or through any agent during the six-month period ending on the date of this Certificate, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) in a manner that would cause the offer and sale of the Subscription Shares and the Warrant not to be entitled to the exemption afforded by Rule 506 of Regulation D, or under Section 4(2) of the Securities Act.

9.           No Default or Violation. The Company is not in default under or in violation of its Certificate of Incorporation or Bylaws, each as currently in effect. Except as otherwise disclosed in the Company’s filings with the SEC, the Company is not in (a) violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court, arbitrator or governmental authority applicable to it, or (b) violation of any law, statute, ordinance, rule or regulation of any governmental authority to which it is subject, except where such violations have not resulted or are not reasonably likely to result, individually or in the aggregate, in a material adverse effect on the business, results of operation, assets, prospects or financial condition of the Company, or on the issuance of the Subscription Shares or Warrant or the consummation of the transactions contemplated by the Transaction Documents.

10.           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated in the Transaction Documents, do not and will not (a) conflict with or violate any provision of its Certificate of Incorporation or Bylaws, each as currently in effect, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to other persons any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, license, note or instrument (evidencing a debt of the Company or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject or by which any material property or asset of the Company is bound or affected.

11.           Litigation; Proceedings. Except as otherwise disclosed in the Company’s filings with the SEC, there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its assets or properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) or any arbitrator, that (i) has had or is reasonably likely to result, individually or in the aggregate, in a material adverse effect on the business, results of operation, assets, prospects or financial condition of the Company or (ii) adversely affects the legality, validity or enforceability of any Transaction Document.

12.           Reservation of Shares. The Company has reserved from its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the exercise of the Warrant.

13.           No Broker’s Fees. No fees or commissions or similar payments with respect to the transactions contemplated by the Transaction Documents have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker or bank.

This Company’s Certificate is being signed effective as of the date first written above.

GUIDED THERAPEUTICS, INC.

By:
Name: Mark L. Faupel
Title: Chief Executive Officer